     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 2, 1998


                                                      REGISTRATION NO. 333-44967
________________________________________________________________________________
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 4
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                           OMEGA PROTEIN CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                NEVADA                                   0912                                 76-0562134
     (STATE OR OTHER JURISDICTION            (PRIMARY STANDARD INDUSTRIAL                  (I.R.S. EMPLOYER
  OF INCORPORATION OR ORGANIZATION)          CLASSIFICATION CODE NUMBER)                 IDENTIFICATION NO.)

                        1717 ST. JAMES PLACE, SUITE 550
                              HOUSTON, TEXAS 77056
                                 (713) 940-6100
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------

                          JOSEPH L. VON ROSENBERG III
                     CHIEF EXECUTIVE OFFICER AND PRESIDENT
                           OMEGA PROTEIN CORPORATION
                        1717 ST. JAMES PLACE, SUITE 550
                              HOUSTON, TEXAS 77056
                                 (713) 940-6100
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

                 GORDON E. FORTH, ESQ.                                        NEIL GOLD, ESQ.
      WOODS, OVIATT, GILMAN, STURMAN & CLARKE LLP                       FULBRIGHT & JAWORSKI L.L.P.
                   44 EXCHANGE STREET                                         666 FIFTH AVENUE
               ROCHESTER, NEW YORK 14614                                  NEW YORK, NEW YORK 10103

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after the Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of a prospectus is expected to be made pursuant to Rule 434, please check the following box. [x]
                            ------------------------




     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE AN AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

________________________________________________________________________________

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The estimated expenses in connection with the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions, are itemized below.

Securities and Exchange Commission registration fee.............................   $   43,424
NASD filing fee.................................................................       15,720
NYSE listing fee................................................................      154,600
Accounting fees and expenses....................................................      150,000
Legal fees and expenses.........................................................      225,000
Printing and engraving expenses.................................................      150,000
Blue Sky fees and expenses (including legal fees)...............................        3,000
Transfer Agent and Registrar fees and expenses..................................        3,500
Miscellaneous...................................................................      254,756
                                                                                   ----------
     Total......................................................................   $1,000,000*
                                                                                   ----------
                                                                                   ----------

------------

* Of this amount, the Company is paying $500,000 and the Selling Stockholder is paying $500,000.

ITEM 14. INDEMNIFICATION OF OFFICERS AND DIRECTORS

     The Company's Articles of Incorporation and By-Laws limit the liability of directors to the fullest extent permitted by Nevada law. This is intended to allow the Company's officers and directors the benefit of the Nevada Corporation Law which provides that directors of Nevada corporations may be relieved of monetary liabilities for breach of their fiduciary duties as directors, except under certain circumstances, including (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (ii) the willful or grossly negligent payment of unlawful distributions.

     The Nevada Corporation Law and the Company's Articles of Incorporation and Bylaws authorize indemnification of a director, officer, employee or agent of the Company against expenses incurred by him or her in connection with any action, suit or proceeding to which such person is named a party by reason of having acted or served in such capacity, if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. With respect to judgments or settlements obtained against a director, officer, employee or agent of the Company resulting from lawsuits filed by the Company or derivative suits filed on behalf of the Company, such a person cannot be indemnified for such expenses unless and only to the extent that a court determines that, in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses. Prior to the closing of the Offering, the Company intends to enter into indemnification agreements with its officers and directors which provide for indemnification and advancement of expenses. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the 'Securities Act') may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefor, unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

     During the previous three years, the registrant has issued and sold the following securities without registration under the Securities Act (none of which sales were underwritten):


     The Company was formed on January 23, 1998, at which time it issued 100 of its shares of Common Stock for a purchase price of $1.00 per share to the Selling Stockholder. Such issuance of shares was exempt from registration under the Securities Act pursuant to Section 4(2) thereof as a transaction by the issuer not involving any public offering.


     On January 26, 1998, the Marine Genetics Corporation merged into the Company. In connection with the Merger, the Company issued 19,676,000 shares of Common Stock to the Selling Stockholder, which was Marine Genetics Corporation's sole stockholder at the time. Such issuance was exempt from registration under the Securities Act pursuant to Section 4(2) thereof as a transaction by the issuer not involving any public offering.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits:


 1.     -- Form of Underwriting Agreement*
 2.1    -- Agreement and Plan of Merger between Marine Genetics, Inc., a Delaware corporation and Omega Protein
          Corporation, a Nevada corporation*
 3.1    -- Articles of Incorporation*
 3.2    -- By-Laws*
 4.1    -- Form of Common Stock Certificate (Citizen)*
 4.2    -- Form of Common Stock Certificate (Non-Citizen)*
 5.1    -- Opinion of Woods, Oviatt, Gilman, Sturman & Clarke, LLP*
 5.2    -- Opinion of Marshall, Hill, Cassass and deLipkau*
10.1    -- Form of Employment Agreement with Joseph L. von Rosenberg III*
10.2    -- Form of Employment Agreement with Robert W. Stockton*
10.3    -- Form of Employment Agreement with Kelsey D. Short Jr.*
10.4    -- Form of Employment Agreement with Clyde R. Gilbert*
10.5    -- Form of Employment Agreement with Eric T. Furey*
10.6    -- Form of Separation Agreement with Zapata Corporation*
10.7    -- Form of Tax Indemnity Agreement with Zapata Corporation*
10.8    -- Form of Registration Rights Agreement with Zapata Corporation*
10.9    -- Form of Sublease Agreement with Zapata Corporation*
10.10   -- Form of Administrative Services Agreement, Zapata Corporation*
10.11   -- Lease Agreement dated April 1985 with General Jackson Partnership*
10.12   -- Lease dated July 1, 1992 with Ardoin Limited Partnership*
10.13   -- Lease Agreement dated November 25, 1997 with O.W. Burton Jr., individually and as trustee of the Trust of
          Anna Burton*
10.14   -- Lease Agreement dated November 16, 1984 with Andre Cessac*
10.15   -- Commercial Lease Agreement dated January 1, 1971 with Purvis Theall and Ethlyn Cessac*
10.16   -- Lease Agreement dated January 4, 1994 with City of Abbeville, Louisiana*
10.17   -- Loan Agreement dated August 29, 1997 with Hibernia National Bank, Lender and Zapata Protein, Inc.,
          Guarantor*
10.18   -- Security Agreement dated August 29, 1997 in favor of Hibernia National Bank*
10.19   -- Guarantee Agreement dated August 29, 1997 in favor of Hibernia National Bank*
10.20   -- United States Guaranteed Promissory Note dated March 31, 1993 in favor of Bear, Stearns Securities
          Corporation*
10.21   -- Amendment No. 1 to Promissory Note dated March 31, 1993 to the United States of America pursuant to the provisions of Title XI of the Marine Act of 1936 in favor of Bear, Stearns Securities Corporation*
10.22   -- Amendment No. 1 to First Preferred Ship Mortgage dated March 31, 1993 to the United States of America*
10.23   -- Supplement No. 5 to First Preferred Fleet Mortgage dated March 31, 1993 in favor of Chemical Bank, as
          Trustee*
10.24   -- Amendment No. 1 to Guaranty Deed of Trust dated March 31, 1993 for the benefit of the United States of
          America*
10.25   -- Supplement No. 2 to Security Agreement dated March 31, 1993 in favor of the United States of America*
10.26   -- Indemnity Agreement Regarding Hazardous Materials dated March 31, 1993 in favor of the United States of
          America*
10.27   -- United States Guaranteed Promissory Note dated September 27, 1994 in favor of Sun Bank of Tampa Bay*
10.28   -- Promissory Note to the United States of America dated September 27, 1994 pursuant to the provisions of
          Title XI of the Marine Act of 1936 in favor of Sun Bank of Tampa Bay*
10.29   -- First Preferred Ship Mortgage dated September 27, 1994 to the United States of America*
10.30   -- Collateral Mortgage and Collateral Assignment of Lease dated September 27, 1994 in favor of the United
          States of America*
10.31   -- Collateral Mortgage Note dated September 27, 1994 in favor of the United States of America*
10.32   -- Collateral Pledge Agreement dated September 27, 1994 in favor of the United States of America*
10.33   -- Guaranty Agreement dated September 27, 1994 in favor of the United States of America*
10.34   -- Title XI Financial Agreement dated September 27, 1994 with the United States of America*
10.35   -- Security Agreement dated September 27, 1994 in favor of the United States of America*
10.36   -- United States Guaranteed Promissory Note dated October 30, in favor of Coastal Securities*

10.37   -- Promissory Note dated October 30, to the United States of America pursuant to the provisions of Title XI of the Marine Act of 1936 in favor of Coastal Securities*
10.38   -- Guaranty Agreement dated October 30, 1996 in favor of the United States of America*
10.39   -- Title XI Financial Agreement dated October 30, 1996 with the United States of America*
10.40   -- Certification and Indemnification Agreement Regarding Environmental Matters dated October 30, 1996 in favor of the United States of America*
10.41   -- Deed of Trust dated October 30, 1996 for the benefit of the United States of America*
10.42   -- 1998 Long-Term Incentive Plan*
10.43   -- Non-Management Director Stock Options Plan*
10.44   -- Asset Purchase Agreement dated as of September 16, 1997, among Zapata Protein, Inc., Venture Milling
          Company and Perdue Farms Incorporated*
10.45   -- Asset Purchase Agreement dated as of November 3, 1997 among Protein (USA) Company, American Proteins, Inc.
          and Chesapeake Bay Fishing Co., L.C.*
10.46   -- Asset Purchase Agreement dated as of November 25, 1997 among Protein Securities Company, and Gulf Protein,
          Inc.*
10.47   -- Form of Indemnification Agreement of Omega Protein Corporation*
21.1    -- Schedule of Subsidiaries*
23.1    -- Consent of Coopers & Lybrand L.L.P.
23.2    -- Consent of Woods, Oviatt, Gilman, Sturman & Clarke, LLP (Contained in Exhibit 5.1)*
23.3    -- Consent of Marshall, Hill, Cassass and deLipkau (contained in Exhibit 5.2)*.
24      -- Power of Attorney**
27.     -- Financial Data Schedule*


------------

 * Previously filed.

** Previously filed on signature page to registration statement (File No. 333-444967) filed on January 27, 1998.
                            ------------------------

     (b) Financial Statements Schedules.

Schedule II -- Valuation and Qualifying Accounts

ITEM 17. UNDERTAKINGS.

     The undersigned registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

     The undersigned registrant hereby undertakes that:

          (1) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

          (2) For purposes of determining any liability under the Securities Act the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (3) For the purpose of determining any liability under the Securities Act each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, Maryland, on April 2, 1998.

                                          OMEGA PROTEIN CORPORATION
                                          BY: /S/ JOSEPH L. VON ROSENBERG III
                                              ..................................
                                             Name: Joseph L. von Rosenberg III
                                             Title:  Chief Executive Officer and
                                          President

     In accordance with the requirements of the Securities Act, this Registration Statement on Form S-1 has been signed by the following persons in their capacities and on the date signed.


                SIGNATURE                                      TITLE                              DATE
------------------------------------------  --------------------------------------------   -------------------
     /S/ JOSEPH L. VON ROSENBERG III        Director, Chief Executive Officer and            April 2, 1998
 .........................................    President
      (JOSEPH L. VON ROSENBERG III)

          /S/ ROBERT W. STOCKTON            Executive Vice President, Chief Financial        April 2, 1998
 .........................................    Officer and Principal Accounting Officer
           (ROBERT W. STOCKTON)

                    *                       Director                                         April 2, 1998
 .........................................
             (MALCOLM GLAZER)

                    *                       Chairman of the Board of Directors and           April 2, 1998
 .........................................    Director
              (AVRAM GLAZER)


* By   /s/ JOSEPH L. VON ROSENBERG  III
      ...................................
      JOSEPH L. VON ROSENBERG III
          AS ATTORNEY-IN-FACT

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholder and Board of Directors
OMEGA PROTEIN CORPORATION:

     In connection with our audits of the consolidated financial statements of Omega Protein Corporation (formerly Marine Genetics Corporation) as of September 30, 1997 and 1996, and for each of the three years in the period ended September 30, 1997, which financial statements are included in this Prospectus and Registration Statement, we have also audited the financial statement schedule listed in Item 16(b) of Part II herein.

     In our opinion, this financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information required to be included therein.

                                          COOPERS & LYBRAND L.L.P.

Houston, Texas
December 11, 1997

                                                                     SCHEDULE II

                                 OMEGA PROTEIN
                       VALUATION AND QUALIFYING ACCOUNTS

                                                                    ADDITIONS
                                                             ------------------------
                                               BALANCE AT    CHARGED TO    CHARGED TO                     BALANCE AT
                                               BEGINNING     COSTS AND       OTHER                          END OF
DESCRIPTION                                    OF PERIOD      EXPENSES      ACCOUNTS     DEDUCTIONS(A)      PERIOD
--------------------------------------------   ----------    ----------    ----------    -------------    ----------
September 30, 1995:
     Allowance for doubtful accounts........    $163,812        --           --              --            $163,812
     Inventory reserve......................     102,000        --           --              --             102,000

September 30, 1996:
     Allowance for doubtful accounts........     163,812      $  8,759       --            $ (11,690)       160,881
     Inventory reserve......................     102,000        --           --              --             102,000

September 30, 1997:
     Allowance for doubtful accounts........     160,881        50,000       --              (35,164)       175,717
     Inventory reserve......................     102,000        --           --              --             102,000

------------

(A) Allowance for Doubtful Accounts -- uncollectible accounts written off

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                                          DESCRIPTION OF EXHIBIT                                          PAGE
------   ----------------------------------------------------------------------------------------------------   -----
  1.     -- Form of Underwriting Agreement*
  2.1    -- Agreement and Plan of Merger between Marine Genetics, Inc., a Delaware corporation and Omega
           Protein Corporation, a Nevada corporation
  3.1    -- Articles of Incorporation*
  3.2    -- By-Laws*
  4.1    -- Form of Common Stock Certificate (Citizen)*
  4.2    -- Form of Common Stock Certificate (Non-Citizen)*
  5.1    -- Opinion of Woods, Oviatt, Gilman, Sturman & Clarke, LLP*
  5.2    -- Opinion of Marshall, Hill, Cassass and deLipkau*
 10.1    -- Form of Employment Agreement with Joseph L. von Rosenberg III*
 10.2    -- Form of Employment Agreement with Robert W. Stockton*
 10.3    -- Form of Employment Agreement with Kelsey D. Short Jr.*
 10.4    -- Form of Employment Agreement with Clyde R. Gilbert*
 10.5    -- Form of Employment Agreement with Eric T. Furey*
 10.6    -- Form of Separation Agreement with Zapata Corporation*
 10.7    -- Form of Tax Indemnity Agreement with Zapata Corporation*
 10.8    -- Form of Registration Rights Agreement with Zapata Corporation*
 10.9    -- Form of Sublease Agreement with Zapata Corporation*
 10.10   -- Form of Administrative Services Agreement, Zapata Corporation*
 10.11   -- Lease Agreement dated April 1985 with General Jackson Partnership*
 10.12   -- Lease dated July 1, 1992 with Ardoin Limited Partnership*
 10.13   -- Lease Agreement dated November 25, 1997 with O.W. Burton Jr., individually and as trustee of the
           Trust of Anna Burton*
 10.14   -- Lease Agreement dated November 16, 1984 with Andre Cessac*
 10.15   -- Commercial Lease Agreement dated January 1, 1971 with Purvis Theall and Ethlyn Cessac*
 10.16   -- Lease Agreement dated January 4, 1994 with City of Abbeville, Louisiana*
 10.17   -- Loan Agreement dated August 29, 1997 with Hibernia National Bank, Lender and Zapata Protein,
           Inc., Guarantor*
 10.18   -- Security Agreement dated August 29, 1997 in favor of Hibernia National Bank*
 10.19   -- Guarantee Agreement dated August 29, 1997 in favor of Hibernia National Bank*
 10.20   -- United States Guaranteed Promissory Note dated March 31, 1993 in favor of Bear, Stearns
           Securities Corporation*
 10.21   -- Amendment No. 1 to Promissory Note dated March 31, 1993 to the United States of America pursuant to the provisions of Title XI of the Marine Act of 1936 in favor of Bear, Stearns Securities
           Corporation*
 10.22   -- Amendment No. 1 to First Preferred Ship Mortgage dated March 31, 1993 to the United States of
           America*
 10.23   -- Supplement No. 5 to First Preferred Fleet Mortgage dated March 31, 1993 in favor of Chemical
           Bank, as Trustee*
 10.24   -- Amendment No. 1 to Guaranty Deed of Trust dated March 31, 1993 for the benefit of the United
           States of America*
 10.25   -- Supplement No. 2 to Security Agreement dated March 31, 1993 in favor of the United States of
           America*
 10.26   -- Indemnity Agreement Regarding Hazardous Materials dated March 31, 1993 in favor of the United
           States of America*
 10.27   -- United States Guaranteed Promissory Note dated September 27, 1994 in favor of Sun Bank of Tampa
           Bay*
 10.28   -- Promissory Note to the United States of America dated September 27, 1994 pursuant to the provisions of Title XI of the Marine Act of 1936 in favor of Sun Bank of Tampa Bay*
 10.29   -- First Preferred Ship Mortgage dated September 27, 1994 to the United States of America*
 10.30   -- Collateral Mortgage and Collateral Assignment of Lease dated September 27, 1994 in favor of the
           United States of America*
 10.31   -- Collateral Mortgage Note dated September 27, 1994 in favor of the United States of America*
 10.32   -- Collateral Pledge Agreement dated September 27, 1994 in favor of the United States of America*
 10.33   -- Guaranty Agreement dated September 27, 1994 in favor of the United States of America*
 10.34   -- Title XI Financial Agreement dated September 27, 1994 with the United States of America*

EXHIBIT
NUMBER                                          DESCRIPTION OF EXHIBIT                                          PAGE
------   ----------------------------------------------------------------------------------------------------   -----
 10.35   -- Security Agreement dated September 27, 1994 in favor of the United States of America*
 10.36   -- United States Guaranteed Promissory Note dated October 30, in favor of Coastal Securities*
 10.37   -- Promissory Note dated October 30, to the United States of America pursuant to the provisions of
           Title XI of the Marine Act of 1936 in favor of Coastal Securities*
 10.38   -- Guaranty Agreement dated October 30, 1996 in favor of the United States of America*
 10.39   -- Title XI Financial Agreement dated October 30, 1996 with the United States of America*
 10.40   -- Certification and Indemnification Agreement Regarding Environmental Matters dated October 30,
           1996 in favor of the United States of America*
 10.41   -- Deed of Trust dated October 30, 1996 for the benefit of the United States of America*
 10.42   -- 1998 Long-Term Incentive Plan*
 10.43   -- Non-Management Director Stock Options Plan*
 10.44   -- Asset Purchase Agreement dated as of September 16, 1997, among Zapata Protein, Inc., Venture
           Milling Company and Perdue Farms Incorporated*
 10.45   -- Asset Purchase Agreement dated as of November 3, 1997 among Protein (USA) Company, American
           Proteins, Inc. and Chesapeake Bay Fishing Co., L.C.*
 10.46   -- Asset Purchase Agreement dated as of November 25, 1997 among Protein Securities Company, and Gulf
           Protein, Inc.*
 10.47   -- Form of Indemnification Agreement of Omega Protein Corporation*
 21.1    -- Schedule of Subsidiaries*
 23.1    -- Consent of Coopers & Lybrand L.L.P.
 23.2    -- Consent of Woods, Oviatt, Gilman, Sturman & Clarke, LLP (Contained in Exhibit 5.1)*
 23.3    -- Consent of Marshall, Hill, Cassass and deLipkau (contained in Exhibit 5.2).*
 24      -- Power of Attorney**
 27.     -- Financial Data Schedule*


------------

 * Previously filed.

** Previously filed on signature page to registration statement (File No. 333-444967) filed on January 27, 1998.